As filed with the Securities and Exchange Commission on August 1, 2013

Registration No. 333-128663

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Post-Effective Amendment No. 5

to

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________

TRUE RELIGION APPAREL, INC.
(Exact name of registrant as specified in its charter)

_____________________

Delaware	98-0352633
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2263 East Vernon Avenue Vernon, California 90058 (323) 266-3072
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________
Deborah Greaves General Counsel and Secretary True Religion Apparel, Inc. 2263 East Vernon Avenue Vernon, California 90058 (323) 266-3072
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to: C.N. Franklin Reddick III, Esq. Akin Gump Strauss Hauer & Feld LLP 2029 Century Park East, Suite 2400 Los Angeles, California 90067 (310) 229-1000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2  of the Exchange Act. (Check One):

Large accelerated filer [X]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 5 relates to the registration statement on Form S-8 (File No. 333-128663), filed on September 29, 2005, (the “Registration Statement”), of True Religion Apparel, Inc. (the “Company”).

On July 30, 2013, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2013, by and among the Company, TRLG Holdings, LLC and TRLG Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Company, with the Company as the surviving entity (the “Merger”).

In connection with the Merger, the effectiveness of the Registration Statement is hereby terminated and all of the securities registered pursuant to the Registration Statement that remain unissued are hereby removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 5 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon, State of California, on August 1, 2013.

True Religion Apparel, Inc.

By:	/s/ David Conn
Name:	David Conn
Title:	General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the registration statement on Form S-8, File No. 333-128663, has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ David Conn		August 1, 2013
David Conn	President, Chief Executive Officer and Director

/s/ Eric Bauer		August 1, 2013
Eric Bauer	General Financial Officer and Chief Operating Officer

/s/ Andrew Rolfe		August 1, 2013
Andrew Rolfe	Chairman of the Board

/s/ Travis Nelson		August 1, 2013
Travis Nelson	Director